UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

Apollo Asset Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.375% Series A Preferred Stock	AAM.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	AAM.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chris Weideman previously notified Apollo Asset Management, Inc. (“AAM”) of his intention to resign from his role as General Counsel of AAM in order to pursue other opportunities. The effective date of Mr. Weideman’s resignation from his role with AAM will be September 15, 2023. Mr. Weideman’s decision was not due to any disagreement with AAM’s management or Board of Directors. Mr. Weideman will be eligible for a prorated bonus for services performed in 2023 and he will be able to retain and continue to vest into his equity awards and certain other supplemental awards, subject to (i) remaining employed through his separation date, (ii) fully transitioning his duties and abiding by all continuing obligations to AAM, which include obligations of non-solicitation and confidentiality, (iii) refraining from engaging in competitive activity or cause conduct through the delivery date of any award, and (iv) executing a release of claims. Mr. Weideman entered into a Separation Agreement on September 12, 2023, reflecting the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Asset Management, Inc.

Date: September 15, 2023	By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary